Exhibit 99.1

Media contact:
Erin La Row,
Senior communications rep.
Phone: 785.575.6060
Erin.la.row@WestarEnergy.com

Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce.burns@WestarEnergy.com

WESTAR ENERGY ANNOUNCES 2012 RESULTS
Board declares 34 cent quarterly dividend
TOPEKA, Kan., Feb. 28, 2013 - Westar Energy, Inc. (NYSE:WR) today announced earnings of
$274 million, or $2.15 per share, for 2012 compared with earnings of $229 million, or $1.95 per share, for 2011. Earnings for 2011 included the benefits of reversing previously recorded accruals as a result of legal settlements and a gain on the sale of a non-utility investment. Earnings were $46 million, or $0.36 per share, for the fourth quarter 2012 compared with earnings of $19 million, or $0.16 per share, for the fourth quarter 2011.
Following are reconciliations of GAAP to ongoing (non-GAAP) net income and earnings per share:

	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2012	2011	Change	2012	2011	Change
	(In millions, except per share amounts)
Net income attributable to common stock	$45.6	$19.3	$26.3	$273.5	$229.3	$44.2
Less adjustments for:
Reversal of accruals related to legal settlements (a)	—	—	—	—	8.9	(8.9)
Gain on sale of non-utility investment	—	—	—	—	7.2	(7.2)
Ongoing (non-GAAP) net income	$45.6	$19.3	$26.3	$273.5	$213.2	$60.3

Basic earnings per share	$0.36	$0.16	$0.20	$2.15	$1.95	$0.20
Less adjustment for:
Reversal of accruals related to legal settlements (a)	—	—	—	—	0.08	(0.08)
Gain on sale of non-utility investment	—	—	—	—	0.06	(0.06)
Ongoing (non-GAAP) earnings per share	$0.36	$0.16	$0.20	$2.15	$1.81	$0.34

(a) Adjusted for income taxes and legal expenses related to legal settlement
The primary driver for the $26 million increase in fourth quarter ongoing net income was higher retail revenues. The primary drivers for the $60 million increase in full year 2012 ongoing net income were higher

Westar Energy announces 2012 results                                Page 2 of 4

retail revenues, reduced depreciation expense and recording $17 million in corporate-owned life insurance benefits. These items were partially offset by increases in operating costs due in part to implementing a rate order in April. Per share results for both periods in 2012 reflect additional shares outstanding as a result of the company having issued shares to fund capital investments.
Earnings Guidance
The company issued earnings guidance for 2013 of $2.00 to $2.15 per share and posted to its website a summary of factors it considers to be principal drivers and adjustments used in arriving at earnings guidance. The summary is located under Supplemental Materials within the Investors section of the company website at www.WestarEnergy.com.
Dividend Declaration
The Board of Directors today declared a quarterly dividend of 34 cents per share payable Apr. 1, 2013 on the company's common stock payable to shareholders of record as of Mar. 11, 2013. The new dividend reflects a 3 percent increase over the company's previous quarterly dividend of 33 cents per share, and results in an indicated annual dividend of $1.36 per share.
Conference Call and Additional Company Information
Westar Energy management will host a conference call Friday, Mar. 1 with the investment community at 10 a.m. ET (9 a.m. CT). Investors, media and the public may listen to the conference call by dialing 866-730-5762, participant code 45237361. A webcast of the live conference call will be available at www.WestarEnergy.com.
Members of the media are invited to listen to the conference call and then contact Erin La Row with any follow-up questions.
This earnings announcement, a package of detailed fourth quarter and year-end 2012 financial information, the company's annual report on Form 10-K for the period ended Dec. 31, 2012 and other filings the company has made with the Securities and Exchange Commission are available on the company's website at www.WestarEnergy.com.

Westar Energy announces 2012 results                                Page 3 of 4

Westar Energy, Inc. (NYSE: WR) is Kansas' largest electric utility. For more than a century, we have provided Kansans the safe, reliable electricity needed to power their businesses and homes. Every day our team of professionals takes on projects to generate and deliver electricity, protect the environment and provide excellent service to our nearly 700,000 customers. Westar has 7,200 MW of electric generation capacity fueled by coal, uranium, natural gas, wind and landfill gas. We are also a leader in electric transmission in Kansas. Our innovative customer service programs include mobile-enabled customer care, a smart meter pilot project and paving the way for electric vehicle adoption. Our employees live, volunteer and work in the communities we serve.

For more information about Westar Energy, visit us on the Internet at http://www.WestarEnergy.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although Westar Energy believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as (1) those discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2012 (a) under the heading, “Forward-Looking Statements,” (b) in ITEM 1. Business, (c) in ITEM 1A. Risk Factors, (d) in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, and (e) in ITEM 8. Financial Statements and Supplementary Data: Notes 13 and 15; and (2) other factors discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

Westar Energy announces 2012 results                                Page 4 of 4

Westar Energy, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2012	2011	Change	% Change	2012	2011	Change	% Change
	(In Thousands, Except Per Share Amounts)
REVENUES:
Residential	$148,494	$136,604	$11,890	8.7	$714,562	$693,388	$21,174	3.1
Commercial	146,839	134,175	12,664	9.4	640,654	604,626	36,028	6.0
Industrial	90,873	79,379	11,494	14.5	368,909	347,881	21,028	6.0
Other retail	(6,970)	(205)	(6,765)	nm	(5,845)	(8,964)	3,119	34.8
Total Retail Revenues	379,236	349,953	29,283	8.4	1,718,280	1,636,931	81,349	5.0
Wholesale	87,387	89,752	(2,365)	(2.6)	316,353	346,948	(30,595)	(8.8)
Transmission	49,317	39,158	10,159	25.9	193,797	154,569	39,228	25.4
Other	7,832	7,365	467	6.3	33,040	32,543	497	1.5
Total Revenues	523,772	486,228	37,544	7.7	2,261,470	2,170,991	90,479	4.2
OPERATING EXPENSES:
Fuel and purchased power	137,150	144,096	(6,946)	(4.8)	589,990	630,793	(40,803)	(6.5)
Operating and maintenance	151,356	145,323	6,033	4.2	612,871	557,752	55,119	9.9
Depreciation and amortization	65,823	71,771	(5,948)	(8.3)	270,464	285,322	(14,858)	(5.2)
Selling, general and administrative	61,668	52,463	9,205	17.5	226,012	184,695	41,317	22.4
Total Operating Expenses	415,997	413,653	2,344	0.6	1,699,337	1,658,562	40,775	2.5
INCOME FROM OPERATIONS	107,775	72,575	35,200	48.5	562,133	512,429	49,704	9.7
OTHER INCOME (EXPENSE):
Investment earnings	955	3,046	(2,091)	(68.6)	7,411	9,301	(1,890)	(20.3)
Other income	8,136	441	7,695	nm	35,378	8,652	26,726	308.9
Other expense	(5,740)	(4,445)	(1,295)	(29.1)	(19,987)	(18,398)	(1,589)	(8.6)
Total Other Income (Expense)	3,351	(958)	4,309	449.8	22,802	(445)	23,247	nm
Interest expense	44,451	41,779	2,672	6.4	176,337	172,460	3,877	2.2
INCOME BEFORE INCOME TAXES	66,675	29,838	36,837	123.5	408,598	339,524	69,074	20.3
Income tax expense	18,980	8,532	10,448	122.5	126,136	103,344	22,792	22.1
NET INCOME	47,695	21,306	26,389	123.9	282,462	236,180	46,282	19.6
Less: Net income attributable to noncontrolling interests	2,088	1,729	359	20.8	7,316	5,941	1,375	23.1
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	45,607	19,577	26,030	133.0	275,146	230,239	44,907	19.5
Preferred dividends	—	242	(242)	(100.0)	1,616	970	646	66.6
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$45,607	$19,335	$26,272	135.9	$273,530	$229,269	$44,261	19.3
Earnings per common share, basic	$0.36	$0.16	$0.20	125.0	$2.15	$1.95	$0.20	10.3
Average equivalent common shares outstanding	126,929	121,880	5,049	4.1	126,712	116,891	9,821	8.4
DIVIDENDS DECLARED PER COMMON SHARE	$0.33	$0.32	$0.01	3.1	$1.32	$1.28	$0.04	3.1
Effective income tax rate	28.47%	28.59%			30.87%	30.44%

nm - not meaningful